UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934

Diamond Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2556965

(State of Incorporation or Organization)	(IRS Employer Identification No.)

1050 South Diamond Street Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

     Securities Act registration statement file number to which this form relates: 333-123576.

     Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

None

     Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Series A Junior Participating Preferred Stock Purchase Rights

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.001 per share, of Diamond Foods, Inc. (the “Company”) is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Company’s prospectus included in the Registration Statement on Form S-1 (Registration No. 333-123576), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “1933 Act”), with the Securities and Exchange Commission (the “Commission”). The Company also filed a Registration Statement on Form S-4 (Registration No. 333-123574) under the 1933 Act relating to the issuance of additional shares of common stock.

Information with respect to the Series A Junior Participating Preferred Stock Purchase Rights, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registration Statement filed under the 1933 Act with the Commission.

The Registration Statement was originally filed with the Commission on March 25, 2005 and amended on May 3, 2005, June 20, 2005, July 5, 2005 and July 15, 2005, and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit	Description

2.01	Form of Amended and Restated Agreement and Plan of Conversion (incorporated by reference to Exhibit 2.01 to the Registration Statement).

3.01	Registrant’s Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 to the Registration Statement).

3.02
Registrant’s Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of the offering covered by the Registration Statement) (incorporated by reference to Exhibit 3.02 to the Registration Statement).

3.03	Registrant’s Bylaws (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.04
Registrant’s Restated Bylaws (to become effective immediately after the closing of the offering covered by the Registration Statement) (incorporated by reference to Exhibit 3.04 to the Registration Statement).

4.01	Form of Specimen Certificate for Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

10.01	Rights Agreement, dated as of April 29, 2005, by and between Registrant and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 10.23 to the Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 15, 2005	DIAMOND FOODS, INC.
	By:	/s/ Seth Halio
Seth Halio
Chief Financial Officer and Executive Vice President